SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                     ----------------------------------


                                   FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
        SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934


                      DEBT STRATEGIES FUND, INC.
--------------------------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




                Maryland                               22-3509063
  ----------------------------------      ----------------------------------
  (STATE    OF   INCORPORATION    OR      (IRS EMPLOYER IDENTIFICATION NO.)
  ORGANIZATION)


  Debt Strategies Fund, Inc.                                      08536
  800 Scudders Mill Road                                     ---------------
  Plainsboro, New Jersey
  -----------------------                                      (ZIP CODE)
  (ADDRESS  OF  PRINCIPAL   EXECUTIVE
  OFFICES)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

  TITLE OF EACH CLASS TO BE SO            NAME  OF  EACH  EXCHANGE  ON  WHICH
  SO REGISTERED                           EACH CLASS IS TO BE REGISTERED
  ----------------------------            -----------------------------------
  Common Stock, par value $.10            New York Stock Exchange
  per share


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

None


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The section captioned "Description of Capital Stock" in the Registrant's final prospectus dated April 27, 1997 forming a part of Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (No. 333-24771) (the "Common Stock Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on May 27, 1997, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

     (I)  The following exhibits have been filed with the Commission:

          (1)  Form of Certificate for Common Stock.*

          (2) Portions of the Articles of Incorporation and the By-Laws of the Registrant defining the rights of holders of Shares of Common Stock**

    (II) The following exhibits are to be filed with the New York Stock Exchange only:

          (1)  Not applicable.
          (2)  Not applicable.
          (3)  Not applicable.
          (4)  (a) Articles of Incorporation of the Registrant.
               (b) By-Laws of the Registrant.
          (5)  Specimen Certificate for Common Stock.
          (6)  Not applicable.



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* Incorporated by reference to Exhibit (d)(2) to the Common Stock Registration Statement.

** Incorporated by reference to Exhibit (d)(1) to the Common Stock Registration Statement.



                                  SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                              DEBT STRATEGIES FUND, INC.
                              (Registrant)



                              By:  /s/  TERRY K. GLENN
                                  -----------------------------
                                   Terry K. Glenn
                                   Executive Vice President


May  23, 1997